---------------------------
                                     Q & A
                           1999 SHAREHOLDER PROXIES
                                      FOR
                            USAA MUTUAL FUND, INC.,
                          USAA TAX EXEMPT FUND, INC.,
                          USAA INVESTMENT TRUST, AND
                           USAA STATE TAX-FREE TRUST
                          ---------------------------

There will be a shareholder meeting on October 15, 1999 affecting all 38 USAA mutual funds. The meeting will be held in the McDermott Auditorium in the USAA Building at 2:00 p.m., CST. August 19, 1999, is both the Record Date and the approximate date on which the proxies will be sent to shareholders.

THE  FOLLOWING  LISTS THE  PROPOSALS ON WHICH  SHAREHOLDERS  ARE BEING ASKED TO
VOTE:

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                         Mutual    Mutual Fund,
                       Fund, Inc.   Inc. (all      Tax                State Tax
                       (Index     funds except    Exempt    Investment   Free
   Proposals:          Fund only)  Index Fund)   Fund, Inc.   Trust      Trust
-------------------------------------------------------------------------------
Election of Board of
Directors (or Board of
Trustees, as applicable)     X            X          X          X          X
-------------------------------------------------------------------------------
Selection of KPMG to serve
as independent auditors                   X          X          X          X
-------------------------------------------------------------------------------
Selection of
PricewaterhouseCoopers to
serve as independent
accountants                  X
-------------------------------------------------------------------------------
Approval of a new investment
advisory agreement between
the Equity 500 Index
Portfolio (the "Portfolio")  X
and Bankers Trust Company
-------------------------------------------------------------------------------
Election of trustees of
the Portfolio                X
-------------------------------------------------------------------------------
Selection of
PricewaterhouesCoopers
to serve as independent
accountants for the          X
Portfolio
-------------------------------------------------------------------------------

ADP FINANCIAL INFORMATION SERVICES, INC., has been hired to mail the proxies and tabulate the results. Shareholders will return their ballots directly to ADP for tabulation. Mailings to the shareholders will contain a proxy statement, proxy card, return envelope and a card briefly setting out the four ways in which a shareholder can vote.

D.F. KING, a proxy solicitation firm, has also been retained, if needed, to assist the funds in obtaining sufficient votes for a quorum at the shareholder meeting and will call and encourage those shareholders who have not returned their proxies to do so.

                            ----------------------
                            IN GENERAL (ALL FUNDS)
                            ----------------------

*    WHY IS IT IMPORTANT FOR ME TO VOTE?

     When you cast your vote, you are telling us how to vote on your behalf on important issues relating to your fund(s). Your vote is extremely important to us regardless of how many shares you own. Your vote is important to achieving a quorum for the meeting in order to avoid further costs to your funds for additional solicitation. In addition, we value your feedback in the form of your vote on these proposals.

*    WHAT ARE THE DIFFERENT WAYS I CAN VOTE MY SHARES?

     As a shareholder, you may vote in one of four ways. FIRST you may cast your vote by calling our special toll-free number, 1-800-690-6903. SECOND, you may cast your vote through the Internet by going to the web site, www.proxyvote.com. THIRD, you may vote by sending to us a completed and executed proxy card (we have enclosed with the proxy statement a postage-paid envelope for your convenience). FINALLY, you may vote in person by attending the Shareholder Meeting. If you do not anticipate attending the meeting in person, WE ENCOURAGE YOU TO VOTE BY INTERNET OR TELEPHONE TO MINIMIZE THE COSTS OF SOLICITATION.

*    IF I HAVE ALREADY VOTED, CAN I CHANGE MY VOTE?

     If you have already voted by mail, Internet or telephone, but wish to change your vote, you may do so at any time before they are voted by casting a later-dated vote, whether by Internet, telephone, mail or in person at the shareholder meeting. Even if you have voted by mail, telephone or Internet, you may still wish to attend the meeting.

*    MUST I SIGN ALL THE PROXIES?

     Each shareholder can potentially receive multiple proxies. Each of these must be signed in order for your vote to count. If there is a signature and no direction on how to vote, your shares will be voted by the company in favor of all proposals. If you vote, but do not sign the card, it will be returned to you for signature if time permits. The same rules apply for Internet and telephone voting. You must vote each proxy using the different control numbers assigned to each one.

*    HOW DO I OBTAIN A REPLACEMENT PROXY?

     We will be glad to mail out another proxy to you, time permitting.

*    WHY DID I RECEIVE SO MANY PROXIES?

     Each family of funds has its own proxy. If you own a fund in more than one family, you received a proxy for each. If you owned more than one fund in the same fund family, then you will have received one proxy statement and multiple proxy cards (depending upon how many different funds you own within that same family of funds).

*    WHY ARE THERE TWO DIFFERENT PROXY STATEMENTS FOR USAA MUTUAL FUND, INC.?

     Because there are several different proposals on which the Index Fund shareholders (and not the 12 remaining funds in this particular family of funds) are being asked to vote, we decided to divide the USAA Mutual Fund, Inc. proxy statement into two separate proxy statements. For example, if you own shares in the Aggressive Growth Fund and the Index Fund, even though they are both offered by USAA Mutual Fund, Inc., you will receive two separate proxy statements and proxy cards.

*    WHO IS D.F. KING AND WHY DID I GET A CALL FROM THEM?

     D.F. King is a professional proxy solicitation firm. You may have received a call from a D.F. King representative. They are calling in order to encourage you to vote.

*    CAN I GET A COPY OF THE FINANCIAL STATEMENTS?

     Yes, we can send to you, at no charge, a copy of one or more mutual fund's annual reports for their most recent fiscal year, and a copy of their semiannual reports for any subsequent semiannual period.

                        ------------------------------
                        ELECTION OF BOARD OF DIRECTORS
                           (OR TRUSTEES) (ALL FUNDS)
                        ------------------------------

*    WHO ARE THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS (OR TRUSTEES)?

     The Board currently consists of Robert Davis, Mickey Roth, Jack Saunders, Barbara Dreeben, Howard Freeman, Robert Mason, and Richard Zucker. Jack Saunders and Howard Freeman are both resigning their position as members of the Board effective December 31, 1999.

*    WHO ARE THE PROPOSED  MEMBERS OF THE BOARD OF DIRECTORS (OR TRUSTEES)?

     You are being asked to vote on the new Board consisting of Robert Davis, Mickey Roth, David Peebles, Barbara Dreeben, Robert Mason, Michael Reimherr, and Richard Zucker. The new members to the Board are proposed to be David Peebles and Michael Reimherr, effective January 1, 2000.

                        ------------------------------
                         SELECTION OF KPMG TO SERVE AS
                             INDEPENDENT AUDITORS
                          (ALL FUNDS EXCEPT THE INDEX
                        ------------------------------

* WHY NOW IS MANAGEMENT ASKING SHAREHOLDERS TO APPROVE THE BOARD'S SELECTION OF KPMG (OR PRICEWATERHOUSECOOPERS FOR THE INDEX FUND) AS THE AUDITORS OF THE FUNDS?

     The rules of the SEC which apply to proxy statements require that whenever a fund requests its shareholders to elect the fund's directors, it must also request that the shareholders approve the independent accounting firm which the Board has chosen to audit the funds' books.

                         -----------------------------
                                 SELECTION OF
                           PRICEWATERHOUSECOOPERS TO
                             SERVE AS INDEPENDENT
                         ACCOUNTANTS (INDEX FUND ONLY)
                         -----------------------------

*    WHY DO WE HAVE DIFFERENT ACCOUNTANTS FOR THE INDEX FUND
     (PRICEWATERHOUSECOOPERS) THAN FOR ALL 37 OF THE OTHER FUNDS (KPMG)?

     PricewaterhouseCoopers was selected primarily on the basis of its expertise as auditors of investment companies, the quality of its audit services, and the competitiveness of the fees charged for these services. PricewaterhouseCoopers also was selected because it serves as independent accountants to the Equity 500 Index Portfolio (the "Portfolio"), the mutual fund into which the Index Fund invests its investable assets. By retaining PricewaterhouseCoopers to audit the Index Fund, the Index Fund reaps the benefit of cost efficiencies resulting from the Index Fund using the same auditors as the Portfolio. Also, as set forth below, shareholders of the Index Fund are also being asked to approve the selection of PricewaterhouseCoopers to serve as independent accountants to the Portfolio.

               ------------------------------------------------------
               EQUITY INDEX PORTFOLIO MATTERS (INDEX FUND ONLY):

               * APPROVAL OF A NEW INVESTMENT ADVISORY AGREEMENT
                 BETWEEN THE EQUITY 500 INDEX PORTFOLIO ("PORTFOLIO") AND BANDKER'S TRUST COMPANY:

               * ELECTION OF TRUSTEES OF THE PORTFOLIO; AND

               * SELECTION OF PRICEWATERHOUSECOOPERS TO SERVE AS
                 INDEPENDENT ACCOUNTANTS FOR THE PORTFOLIO
               ------------------------------------------------------

* HOW IS THE INDEX FUND DIFFERENT FROM THE OTHER 37 FUNDS IN THE USAA FAMILY OF FUNDS?

     The Index Fund is different from any other fund in the USAA Family of Funds in that it operates as a "feeder fund" in a master-feeder fund arrangement in which the "master fund" is the Equity 500 Index Portfolio (the "Portfolio"). The Portfolio is an open-end management investment company advised by Bankers Trust. All of the Index Fund's assets are invested in the Portfolio, which operates with the same investment objectives and policies as the Index Fund. The Index Fund is one of six shareholders in the Portfolio, just as you are one of many shareholders in the Index Fund.

* WHY AM I, AS A SHAREHOLDER OF THE INDEX FUND, BEING ASKED TO VOTE ON MATTERS HAVING TO DO WITH THE PORTFOLIO?

     As a shareholder of the Portfolio, the Index Fund has been asked to vote its shares in the Portfolio on each of the matters identified in Proposals III (a)-(c) at a meeting of shareholders of the Portfolio to be held October 15, 1999. Pursuant to the requirements of the 1940 Act applicable to master-feeder fund arrangements, the Index Fund must vote its Portfolio shares in accordance with the directions received from the Index Fund's own shareholders. Consequently, we need your vote on this matter for direction as to how the Index Fund should vote its Portfolio shares.

*    HOW WILL THE INDEX FUND VOTE ITS PORTFOLIO SHARES?

     When you, as a shareholder of the Index Fund, cast your vote on this matter, you are instructing the Index Fund how it should vote its Portfolio shares. The Index Fund will vote its Portfolio shares in proportion to how all shareholders of the Index Fund vote. Therefore, it is very important that you vote on these matters and tell the Index Fund how you would like it to vote.

*    WHAT ARE  THE THREE PORTFOLIO  MATTERS ON WHICH I AM  BEING ASKED TO VOTE?

     FIRST, you are being asked to approve a new investment advisory agreement between Bankers Trust Company and the Portfolio. SECOND, you are being asked to elect the members of the Board of Trustees of the Portfolio (the "Portfolio Board"). FINALLY, you are being asked to ratify the selection of PricewaterhouseCoopers LLP as the independent accountants for the Portfolio.

     Keep in mind, however, that as of May 31, 1999, the Index Fund only owned approximately 41% of the Portfolio. Therefore, other funds that are shareholders of the Portfolio could approve any or all of these three proposals, regardless of the Index Fund's vote.

* WHAT HAS HAPPENED THAT HAS BROUGHT ABOUT THE NEED TO VOTE ON SOME OF THESE MATTERS?

     On June 4, 1999, Bankers Trust Company ("Bankers Trust") became an indirect wholly owned subsidiary of Deutsche Bank, A.G. ("Deutsche Bank"). Deutsche Bank, a banking company organized under the laws of the Federal Republic of Germany, provides, along with its various subsidiaries, a comprehensive range of global banking and financial services both domestically and abroad.

     As stated before, Bankers Trust currently serves as investment adviser to the Portfolio. As a result of the transaction discussed above (the "Merger"), and applicable provisions of the 1940 Act, the investment advisory agreement between the Portfolio and Bankers Trust could be considered to have automatically terminated on June 4, 1999. To ensure that Bankers Trust may continue to serve as investment adviser to the Portfolio, it is necessary for shareholders of the Portfolio to approve a new investment advisory agreement with Bankers Trust (the "New Advisory Agreement").

*    WHY AM I BEING ASKED TO VOTE ON THE NEW ADVISORY AGREEMENT?

     The 1940 Act, which regulates investment companies in the United States such as the Index Fund and the Portfolio, requires a shareholder vote to approve a new advisory agreement following certain types of business combinations. The Merger could be viewed as requiring shareholder approval of a new investment advisory agreement with respect to management of the Portfolio. The New Advisory Agreement became effective immediately upon consummation of the Merger and will continue in effect only upon approval of the Portfolio's shareholders (one of which is the Index Fund).

*    HOW DID THE MERGER AFFECT ME AS AN INDEX FUND SHAREHOLDER?

     The Index Fund and the Portfolio, as well as their investment objectives, have not changed as a result of the Merger. You still own the same shares in the Index Fund as you did prior to the Merger. The New Advisory Agreement contains substantially the same terms and conditions as the agreement in effect prior to the Merger, except for the dates of execution, effectiveness and initial term. If the New Advisory Agreement is approved by you the shareholders, the agreement will continue in effect as described above.

*    DO  THE FEES  PAID  TO BANKERS  TRUST  INCREASE  UNDER  THE  NEW  ADVISORY
     AGREEMENT?

     No, the advisory fees paid to Bankers Trust remain the same under the New Advisory Agreement.

*    WHAT ARE THE BENEFITS OF THE MERGER?

     There are several potential positive aspects of the Merger you may be interested in. Most notably, the combined institution will be one of the largest financial institutions in the world, as well as a leader in a number of important categories, such as asset management, custody, securities lending and related businesses. The financial strength of the combined institution coupled with the increased breadth and depth of its resources and capabilities are advantages the acquisition brings. Further, as a truly global institution, the combined entity will be in a unique position to provide coverage, services and products that other institutions might not be able to offer.

*    CAN YOU PLEASE TELL ME ABOUT THE CRIMINAL SANCTIONS?

     On March 11, 1999, Bankers Trust announced that it had reached an agreement with the United States Attorney's Office in the Southern District of New York to resolve an investigation concerning inappropriate transfers of unclaimed funds and related record-keeping problems that occurred between 1994 and 1996. Pursuant to its agreement with the U.S. Attorney's Office, Bankers Trust pleaded guilty to misstating entries in the bank's books and records and agreed to pay $53.5 million fines to state and federal authorities. On July 26, 1999, the federal criminal proceedings were concluded with Bankers Trust's formal sentencing.

     As a result of the plea, absent an order from the SEC, Bankers Trust would not be able to continue to provide investment advisory services to the Portfolio or the Fund. The SEC has granted Bankers Trust a temporary order under Section 9(c) of the Act to permit Bankers Trust and its affiliates to continue to provide investment advisory services to registered investment companies, and Bankers Trust, pursuant to Section 9(c) of the Act, has filed an application for a permanent order. If the SEC refuses to grant a permanent order, shareholders will receive supplemental proxy materials requesting approval to release any amounts held in escrow up to the time of the refusal and such other action as deemed appropriate by the Portfolio Boards.

* ARE THE BANKERS TRUST CRIMINAL SANCTIONS RELATED TO THE MUTUAL FUND SIDE OF THEIR BUSINESS?

     No, the events leading up to the guilty pleas did not arise out of the investment advisory or mutual fund management activities of Bankers Trust or its affiliates.

*    WHY DO I HAVE TO VOTE TWICE FOR  PRICEWATERHOUSECOOPERS IN THE SAME PROXY?

     PricewaterhouseCoopers is the auditor for both the Index Fund and the Portfolio (remember, the Index Fund is a shareholder of the Portfolio). Therefore, we are asking you to approve the selection by the Board of PricewaterhouseCoopers to serve as independent accountants for both the Fund and the Portfolio.

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